Exhibit 2

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Evergreen Solar, Inc.

Executed this  27th day of May, 2003

ROCKPORT CAPITAL PARTNERS, L.P.

By: RockPort Capital I, LLC, its General Partner

By:	/s/ Janet James
Name: Janet James
Title: Managing Member

RP CO-INVESTMENT FUND I, L.P.

By: RP Co-Investment Fund I GP, LLC, its General Partner

By:	/s/ Janet James
Name: Janet James
Title: Managing Member

ROCKPORT CAPITAL I, LLC

By:	/s/ Janet James
Name: Janet James
Title: Managing Member

RP CO-INVESTMENT FUND I GP, LLC

By:	/s/ Janet James
Name: Janet James
Title: Managing Member

/s/ Alexander Ellis III

Alexander Ellis III

/s/ Janet B. James
Janet B. James

/s/ William E. James
William E. James

/s/ Charles J. McDermott
Charles J. McDermott

/s/ David J. Prend
David J. Prend

/s/ Stoddard M. Wilson
Stoddard M. Wilson